EXHIBIT 10.25

                         2004 RESTRICTED STOCK AGREEMENT

         This 2004 Restricted Stock Agreement is entered into between Galyan's Trading Company, Inc., an Indiana corporation ("Company"), and Edwin J. Holman ("Employee"), effective as of March 1, 2004.

                                   Background

         A. Company and Employee are parties to an Amended Employment Agreement, dated August 29, 2003 ("Employment Agreement").

         B. Company desires to grant Employee 50,000 shares of unregistered common stock of Company, effective as of the date hereof, subject to the conditions set forth in this 2004 Restricted Stock Agreement and subject to approval by Company's shareholders at Company's next annual meeting scheduled for May 21, 2004 (the "Annual Meeting").

         In consideration of the premises, Company and Employee agree as follows:

                                    Agreement

     1. Subject only to approval by Company's shareholders at the Annual Meeting, Company grants Employee 50,000 shares of unregistered common stock of Company, effective as of March 1, 2004, which shares ("2004 Restricted Shares") shall be subject to the restrictions specified in this 2004 Restricted Stock Agreement. Company agrees to endeavor to register the 2004 Restricted Shares within a reasonable time after the grant date specified in the preceding sentence.

     2. Until such time as the 2004 Restricted Shares become vested, Employee shall not have any right to sell, transfer, pledge, hypothecate, or otherwise dispose of the 2004 Restricted Shares. Employee represents and warrants to Company that he shall not sell, transfer, pledge, hypothecate, or otherwise dispose of the 2004 Restricted Shares in violation of applicable securities laws or the provisions of this 2004 Restricted Stock Agreement. Except as expressly provided in this 2004 Restricted Stock Agreement, all non-vested 2004 Restricted Shares shall be forfeited upon Employee's termination of employment.

     3.  The 2004 Restricted Share shall vest as follows:

         (a) Unless vesting of the 2004 Restricted Shares is accelerated pursuant to Subsections (b) or (c) below, one-third of the 2004 Restricted Shares shall become vested on each of the first three anniversaries of the date hereof, provided Employee is employed on such anniversary date.

         (b) If Employee's employment terminates under the circumstances covered by Section 5(b) or (c) of the Employment Agreement, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.
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         (c) If Employee's employment terminates pursuant to Section 4(c) or
     4(d) of the Employment Agreement, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested) upon Employee's termination of employment.

         (d) If a Change in Control (as defined in Section 7 of the Employment Agreement occurs, all 2004 Restricted Shares granted to Employee shall become fully vested (to the extent not already vested), effective as of the date on which such Change in Control occurs.

     4. Employee represents and warrants to Company that he is acquiring the 2004 Restricted Shares for his own account for investment and not with a view to or for resale in connection with any distribution of the 2004 Restricted Shares and that he has no present intention of distributing or reselling the 2004 Restricted Shares. Employee acknowledges that the certificate or certificates representing the 2004 Restricted Shares shall bear an appropriate legend relating to restrictions on transfer.

     IN WITNESS WHEREOF, Company and Employee have executed this Agreement, effective as of the date specified in the first paragraph hereof.

EMPLOYEE                                     GALYAN'S TRADING COMPANY, INC.



/s/ EDWIN J. HOLMAN                          By: /s/ NORMAN S. MATTHEWS
--------------------------------             ----------------------------------
Edwin J. Holman                                  Norman S. Matthews
                                                 Chairman of the Board


March 01, 2004                               March 01, 2004
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(Date)                                       (Date)

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